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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): JULY 1, 1999 (JUNE 21, 1999)
                                                  -----------------------------


                                   CIBER, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)



          DELAWARE                   0-23488                 38-2046833
          --------                   -------                 ----------
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)           File Number)          Identification No.)



             5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, COLORADO 80111
             -------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code: (303) 220-0100
                                                          ---------------

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                                   CIBER, INC.
                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

As a result of changing the accounting for the business combination with Business Impact Systems, Inc. ("BIS") from a pooling of interest to a purchase, as discussed in Item 5 below, the acquisition of BIS qualifies as a significant acquisition. Pursuant to the Agreement and Plan of Reorganization and Liquidation by and among CIBER, Inc., CIBER Integration Services, Inc. (a wholly owned subsidiary of CIBER), Business Impact Systems, Inc. and the Affiliated Stockholders of Business Impact Systems, Inc. dated February 26, 1999, CIBER, Inc. ("CIBER") issued 2,401,025 shares of its common stock and granted options for 3,634 shares of its common stock (at an aggregate purchase price of $40,000) in exchange for substantially all of the outstanding assets and liabilities of BIS. The stock options, which have an exercise price of $11.01 per share, replaced existing BIS options. The total cost of the acquisition of BIS was approximately $62.1 million.

ITEM 5.  OTHER EVENTS.

During the quarter ended March 31, 1999, the following companies merged with CIBER in business combinations that were accounted for as poolings of interests:

York & Associates, Inc. ("York") - January 29, 1999
Integration Software Consultants, Inc. ("ISC") - February 2, 1999
Business Impact Systems, Inc. ("BIS") - February 26, 1999

On June 21, 1999, CIBER's Board of Directors authorized the re-purchase of up to 10% of CIBER's outstanding common stock. CIBER announced the re-purchase program on June 22, 1999. Pursuant to the Security and Exchange Commission Staff Accounting Bulletin No. 96, the initiation of the stock re-purchase program requires CIBER to change the accounting for the business combinations with York, ISC and BIS from poolings of interests to acquisitions using the purchase method of accounting. CIBER's restated financial statements will only include the results of operations of York, ISC and BIS since the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill) was approximately $105 million, and will be amortized over 15 years.

Selected unaudited consolidated quarterly financial data that has been restated to account for the business combinations with York, ISC and BIS as purchases is provided in the following table. The table sets forth certain restated statements of operations and supplemental data for each of the quarters indicated and, in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation thereof. CIBER's merger and acquisition activity materially affects the comparability of some of the data from one period to another. This information should be read in conjunction with the consolidated financial statements and the notes thereto included in CIBER's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and Quarterly Reports on Form 10-Q filed during the fiscal year ended June 30, 1999.


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
                                                         FIRST      SECOND       THIRD     FOURTH
IN THOUSANDS, EXCEPT PER SHARE DATA                     QUARTER     QUARTER     QUARTER    QUARTER       TOTAL
                                                        -------     -------     -------    -------       -----
NINE MONTHS ENDED MARCH 31, 1999
  Revenues                                              $165,658    $174,056    $184,901     N/A        $524,615
  Amortization of intangible assets                        1,082       1,069       2,314     N/A           4,465
  Merger costs                                             1,535           -           -     N/A           1,535
  Operating income                                        18,760      23,148      23,880     N/A          65,788
  Net income                                              11,117      14,320      14,883     N/A          40,320
  Pro forma net income                                    11,117      14,320      14,883     N/A          40,320
  Pro forma income per share - basic                       $0.21       $0.27       $0.27     N/A           $0.74
  Pro forma income per share - diluted                     $0.20       $0.26       $0.26     N/A           $0.72
  Supplemental information (1):
     Operating income before amortization
       and merger costs                                   21,377      24,217      26,194     N/A          71,788
     Adjusted pro forma net income,
       excluding amortization and merger costs            13,351      15,007      16,722     N/A          45,080
YEAR ENDED JUNE 30, 1998
  Revenues                                              $129,334    $141,661    $148,093    $157,400    $576,488
  Amortization of intangible assets                          938         970         978       1,050       3,936
  Merger costs                                               614       1,573         504       1,847       4,538
  Operating income                                        10,512      11,989      17,728      17,639      57,868
  Net income                                               6,484       6,056      11,387      12,550      36,477
  Pro forma net income                                     6,208       6,851      10,657      10,554      34,270
  Pro forma income per share - basic                       $0.12       $0.13       $0.21       $0.20       $0.67
  Pro forma income per share - diluted                     $0.12       $0.13       $0.20       $0.19       $0.64
  Supplemental information (1):
     Operating income before amortization
       and merger costs                                   12,064      14,532      19,210      20,536      66,342
     Adjusted pro forma net income,
       excluding amortization and merger costs             7,421       9,048      11,785      13,087      41,341
YEAR ENDED JUNE 30, 1997
  Revenues                                               $88,990     $96,552    $108,480    $119,358    $413,380
  Amortization of intangible assets                          602         687         782       1,016       3,087
  Merger costs                                               622         596           -           -       1,218
  Operating income                                         6,330       6,164       9,695      11,179      33,368
  Net income                                               3,420       3,960       6,407       7,439      21,226
  Pro forma net income                                     3,786       3,847       5,922       6,868      20,423
  Pro forma income per share - basic                       $0.08       $0.08       $0.12       $0.14       $0.43
  Pro forma income per share - diluted                     $0.08       $0.08       $0.12       $0.13       $0.40
  Supplemental information (1):
     Operating income before amortization
       and merger costs                                    7,554       7,447      10,477      12,195      37,673
     Adjusted pro forma net income,
       excluding amortization and merger costs             4,775       4,884       6,420       7,507      23,586


(1) The supplemental information is provided to enhance the understanding of CIBER's operating results and are not intended to represent measurements under generally accepted accounting principles ("GAAP'). Operating income before amortization and merger costs represents total revenues, less costs of revenues, less selling, general and administrative expenses and excludes charges for amortization of intangible assets and merger costs. Adjusted pro forma net income, excluding amortization and merger costs adjusts CIBER's reported pro forma net income to exclude the net of tax affects of amortization of intangible assets and merger costs. The supplemental data is presented because these are additional measures by which CIBER internally measures its operating performance.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of business acquired.

          It is currently impractical for CIBER, Inc. to provide the required one year financial statements of Business Impact Systems, Inc. CIBER, Inc. will file the required financial statements by amendment as soon as it is available, and in any event, no later than 60 days from the date hereof.

     (b)  Pro forma financial information.

          It is currently impractical for CIBER, Inc. to provide the required pro forma financial information related to the acquisition of Business Impact Systems, Inc. CIBER, Inc. will file the required pro forma financial information by amendment as soon as it is available, and in any event, no later than 60 days from the date hereof.

     (c)  Exhibits.

          2.1 Agreement and Plan of Reorganization and Liquidation by and among CIBER, Inc., CIBER Integration Services, Inc., Business Impact Systems, Inc. and the Affiliated Stockholders of Business Impact Systems, Inc. dated February 26, 1999 (the "Agreement"). The exhibits and schedules to the Agreement, which are listed in the Agreement, are omitted. CIBER agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CIBER, INC.


Date:  July 1, 1999       By:      /s/ Christopher L. Loffredo
                                   -----------------------------
                                   Christopher L. Loffredo
                                   V.P./Chief Accounting Officer


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